United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2022

Date of Report (Date of earliest event reported)

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC Spalding Exchange 3953 Holcomb Bridge Road Suite 200 Norcross Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	VHAQ.U	NYSE American, LLC
Common Stock	VHAQ	NYSE American, LLC
Warrants	VHAQ.WS	NYSE American, LLC
Rights	VHAQ.R	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2022, Viveon Health Acquisition Corp.’s (the “Company”) audit committee of the board of directors (the “Board”) concluded, after discussion with the Company’s management, that the Company’s financial statements for the fiscal year ended December 31, 2020 (the “2020 10-K”), the quarter ended March 31, 2021 (the “Q1 10-Q”), the quarter ended June 30, 2021 (the “Q2 10-Q”) and the quarter ended September 30, 2021 (the “Q3 10-Q”, and, together with the 2020 10-K, Q1 10-Q and Q2 10-Q, the “Non-Reliance Periods”) should no longer be relied upon because of errors in such financial statements. The Company will restate its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 (the “Form 10-K/A”) and will restate the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 within the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Management and the audit committee discussed these matters with Marcum LLP, the Company's independent accountant (“Marcum”).

In connection with the preparation for the audit of the Company’s financial statements for the fiscal year ended December 31, 2021, management identified certain transactions the Company had not accounted for properly. Those transactions consist of the following:

1) Each unit sold at the time of the initial public offering (the “IPO”) included one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination. The Company did not account for the issuance of the rights in its financial statements for the Non-Reliance Periods.

2) At the time of the IPO, Viveon Health, LLC (the “Sponsor”) transferred 81,000 shares of common stock, in the aggregate, held by the Sponsor to the three directors serving as independent directors at the time of the IPO. Subsequently, in April 2021, in connection with the appointment of Mr. Demetrios (Jim) G. Logothetis to fill the vacancy on the Board, the Sponsor transferred an additional 27,000 shares of common stock to Mr, Logothetis. These shares are referred to as “Founder Shares.” The Company did not recognize stock-based compensation associated with the transfer of the Founder Shares in its 2020 10-K, Q2 10-Q, and Q3 10-Q. The Company has since determined that the transfer of the Founder Shares to the directors constitutes stock awards of the Company granted to members of the board of directors as compensation for each of the director’s services as a member of the board of directors. These awards are subject to ASC Topic 718, Compensation - Stock Compensation (“ASC 718”). In accordance with ASC 718, the Company must recognize compensation expense in an amount equal to the number of Founders Shares transferred times the grant date fair value per share less the amount initially received for the purchase of the Founders Shares.

3) The Company determined that it was incorrectly recognizing and accruing operating costs in connection with the Company’s administrative support agreement with the Sponsor, resulting in an overstatement of formation and operating costs and accrued costs and other expenses in the Q1 10-Q, Q2 10-Q, and Q3 10-Q.

4) The Company failed to recognize and accrue expenses in connection with the proposed initial business combination resulting in an understatement of formation and operating costs and accrued costs and other expenses in the Q1 10-Q, Q2 10-Q, and Q3 10-Q.

The Company’s management previously concluded, as disclosed in Item 4.01 of the Current Report on Form 8-K filed on November 16, 2021, that deficiencies in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness as defined in the SEC regulations. The same deficiencies resulted in the accounting errors disclosed in items (1) and (2) above.

With respect to items (3) and (4) above, management concluded that a deficiency in internal control over financial reporting existed relating to the process of recording accounts payable and accrued expenses and that the failure to properly account for such transactions constituted a material weakness as defined in the SEC regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2022

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

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